EXHIBIT  22


SUBSIDIARIES OF FIRST ALBANY COMPANIES INC.



COMPANY NAME                                STATE OF INCORPORATION
- - ------------                                ----------------------

FIRST ALBANY CORPORATION                     NEW YORK

FIRST ALBANY ASSET MANAGEMENT CORPORATION    NEW YORK
NORTHEAST BROKERAGE SERVICES CORPORATION     NEW YORK